Exhibit 2(d)(4)

                                     FORM OF
                             LETTER OF INSTRUCTIONS


TO MY BANK OR BROKER:

         The undersigned acknowledges receipt of the Prospectus relating to the Common Stock Rights Offering by The High Yield Plus Fund, Inc. This letter instructs you to either exercise or sell the Rights as indicted below, which you hold for the account of the undersigned, upon the terms and conditions set forth in the Prospectus.

1)    PRIMARY SUBSCRIPTION

      o EXERCISE (indicate number) ________ Rights to purchase shares of Common Stock of The High Yield Plus Fund, Inc. at the Estimated Subscription Price of $______. (One Right is required for the purchase of each share of Common Stock of The High Yield Plus Fund, Inc., except as noted in the Prospectus.)

      o SELL (indicate number) _________ Rights (If no number is specified, all Rights will be sold.)


I am enclosing a money order or check for $____ (equal to the number of shares to be purchased multiplied by the $_______ Estimated Subscription Price). I understand that I may be required to pay an additional amount if the actual Subscription Price exceeds the Estimated Subscription Price.



2)  OVER-SUBSCRIPTION PRIVILEGE

    (This privilege is only available to those stockholders who have fully exercised their Rights in the Primary Subscription.)

      o PURCHASE (indicate number) _____ shares of Common Stock of The High Yield Plus Fund, Inc. at the $________ Estimated Subscription Price subject to availability as described in the Prospectus.

    I have enclosed a money order or check made payable to "The High Yield Plus Fund, Inc." for $________ (equal to the number of shares to be purchased pursuant to the Over-Subscription Privilege multiplied by the $_____ Estimated Subscription Price). I understand that if I am not allocated the full amount of shares for which I have subscribed pursuant to the Over-Subscription Privilege, any excess payment will be refunded to me by you.



Date:
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                                              Signature(s)

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                                              Account Number

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                                              Please Type or Print Name
THIS FORM MUST BE RETURNED TO THE BANK OR BROKER HOLDING YOUR FUND STOCK (NOT TO STATE STREET BANK AND TRUST COMPANY WHO IS ACTING AS THE SUBSCRIPTION AGENT)